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                                                                    EXHIBIT 2(c)


                   FIRST AMENDMENT TO SHARE PURCHASE AGREEMENT

         THIS FIRST AMENDMENT (this "Amendment") is dated as of April ___, 1999, by and among Charter Medical International, S.A., Inc., a Nevada corporation ("Seller"), Magellan Health Services, Inc., a Delaware corporation ("Magellan"), CMEL Holding Limited, a company incorporated in England and Wales ("Buyer"), and Investment AB Bure, a company incorporated in Sweden ("Bure").

         WHEREAS, Seller, Magellan, Buyer and Bure have entered into a Share Purchase Agreement dated April 2, 1999 (the "Share Purchase Agreement"); and

         WHEREAS, each of the parties wishes to amend the Share Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties agree as follows:

I.       AMENDMENTS.

         1. A new Clause 3.13 shall be added to the Share Purchase Agreement to read in its entirety as follows: "3.13 The consideration referred to in clause
3.1.1 of this Agreement shall be adjusted after closing in accordance with the procedures set forth in Schedule 5 to this Agreement."

         2. The first sentence of Clause 7.1 of the Share Purchase Agreement is hereby amended by deleting the words "3.7 (payment of Charter St. Louis Deposit)" and replacing them with the words "3.11 (Management Period liabilities)".

II.      MISCELLANEOUS.

         1. Except as expressly amended by this Amendment, all of the terms and provisions of the Share Purchase Agreement shall remain unchanged and continue in full force and effect, and the parties hereto shall be entitled to all of the applicable benefits thereof and shall be responsible for all of their respective obligations thereunder.

         2. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Amendment shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

         3. All of the terms and provisions hereof and the rights and obligations of the parties hereto shall be interpreted and enforced in accordance with English law.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its respective duly authorized officers, all as of the date first above written.


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                                  SELLER:

                                           CHARTER MEDICAL INTERNATIONAL,
                                           S.A., INC.


                                  By:
                                     -------------------------------------------

                                          Name:
                                               ---------------------------------

                                           Title:
                                                 -------------------------------

                                  MAGELLAN:

                                  MAGELLAN HEALTH SERVICES, INC.


                                  By:
                                     -------------------------------------------

                                          Name:
                                               ---------------------------------

                                           Title:
                                                 -------------------------------

                                  BUYER:

                                  CMEL HOLDING LIMITED


                                  By:
                                     -------------------------------------------

                                          Name:
                                               ---------------------------------

                                           Title:
                                                 -------------------------------

                                  BURE:

                                  INVESTMENT AB BURE


                                  By:
                                     -------------------------------------------

                                          Name:
                                               ---------------------------------

                                           Title:
                                                 -------------------------------